Exhibit 10.19.2

                                 PROMISSORY NOTE

$3,000,000.00                                                     JUNE 28, 2001


         FOR VALUE RECEIVED, the undersigned ROBERTS PROPERTIES RESIDENTIAL, L.P., Georgia limited partnership ("Borrower"), unconditionally promises to pay to the order of SOUTHTRUST BANK, an Alabama banking corporation ("Lender"), the principal sum of Three Million and No/100 Dollars ($3,000,000.00), together with interest and other charges as provided herein.

         1. Payment Terms.


         (a) On August 10, 2001, and on the tenth (10th) day of each successive calendar month thereafter until the Maturity Date (as defined below), Borrower shall pay to Lender all accrued but unpaid interest on the outstanding principal of this Note. On July 10, 2002 (the "Maturity Date"), Borrower shall pay to Lender the entire principal amount outstanding under this Note, together with all accrued but unpaid interest thereon and any other charges due hereunder.

         (b) All payments, fees, charges, and other sums due hereunder shall be paid in lawful money of the United States of America, and shall be remitted to Lender at the following address:

        Mailing Address:                   Courier Address:

        SouthTrust Bank                    SouthTrust Bank
        P. O. Box 830776                   6434 First Avenue North
        Birmingham, Alabama 35283-0776     Birmingham, Alabama 35212
        Attn: McCracken Loan Servicing     Attn:    McCracken Loan Servicing
                                                    Libba Smith


or at such other address as Lender or any subsequent holder of this Note may from time to time designate in writing. All payments made as scheduled on this Note shall be applied, to the extent thereof, to accrued but unpaid interest, unpaid principal, and any other sums due and unpaid to Lender under this Note and the other Loan Documents in such manner and order as Lender may elect in its discretion, any instructions from Borrower or anyone else to the contrary notwithstanding. Any payment received by Lender before the date it is due shall be deemed to have been received on the due date solely for the purpose of calculating interest due. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the indebtedness under this Note that is less than all amounts due and payable at such time, Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender's discretion. Borrower agrees that neither Lender's acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender's application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. All payments made by check or draft shall be accepted subject to the condition that any such check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.

         (c) Borrower will pay to Lender a late charge equal to five percent (5%) of the amount of any payment that is not received by Lender within ten (10) days after the date such payment is due under the terms of this Note. In no case will any such late charge be less than $0.50 or more than the maximum amount allowed by applicable law. Collection or acceptance by Lender of such late charge will not constitute a waiver of any rights or remedies of Lender provided in this Note or in any other Loan Document. The late charge provided for herein represents a fair and reasonable estimate by Borrower and Lender of a fair average compensation for the loss that might be sustained by Lender due to the failure of Borrower to make timely payments hereunder, the parties recognizing that the damages caused by such extra administrative expenses and loss of the use of funds is impracticable or extremely difficult to ascertain or estimate.

         2. Interest Rate.


         (a) The principal of this Note outstanding from time to time shall bear interest at the Eurodollar Rate (as defined below). The rate of interest on this Note shall increase or decrease on the first day of each Interest Period (as defined below) by an amount equal to the difference, if any, between the Eurodollar Rate applicable to the Interest Period just commenced and the Eurodollar Rate applicable to the preceding Interest Period.


         (b) Borrower agrees that, notwithstanding anything to the contrary herein, if at any time Lender determines, in accordance with reasonable and ordinary commercial standards, that its acquisition of funds in the London Interbank Market would be in violation of any law, regulation, guideline, or order, Lender may so notify Borrower in writing or by telephone, and upon the giving of such notice, this Note will immediately cease bearing interest at the Eurodollar Rate, and the outstanding principal of this Note shall thereupon commence to bear interest at the Alternate Rate (as defined below). Borrower further agrees that, notwithstanding the fact that Lender has based the interest rate applicable hereunder upon Lender's cost of funds in the London Interbank Market, Lender shall not be required actually to obtain funds from such source at any time.

         (c) Upon the occurrence of any Event of Default hereunder, the principal amount of this Note shall automatically, without notice to or demand upon Borrower, bear interest at the Default Rate (as defined below). Borrower agrees that the Default Rate represents a fair and reasonable estimate by Borrower and Lender of a fair average compensation for the risk of loss that Lender will experience due to the occurrence of an Event of Default and for the cost and expenses that might be incurred by Lender by reason of the occurrence of an Event of Default, with the parties agreeing that the damages caused by such increased risk and extra cost and expenses are impracticable or extremely difficult to ascertain or estimate. The payment by Borrower of interest at the Default Rate will not prejudice the rights of Lender to collect any other amounts required to be paid by Borrower hereunder or under any of the other Loan Documents.

         (d) All interest on the principal of this Note, whether accruing at the Eurodollar Rate, the Alternate Rate, or the Default Rate, will be calculated on the basis of a 360-day year by multiplying the outstanding principal amount by the applicable per annum rate, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360.

         (e) As used in this Section or elsewhere in this Note, the following terms shall have the following meanings:


                  "Adjusted LIBOR" shall mean a per annum rate of interest (expressed as a percentage and rounded upwards, if necessary, to the nearest 0.0625%) equal to the quotient of (i) the "London Interbank Offered Rate (LIBOR)" at which U.S. Dollar deposits for a maturity comparable to the Interest Period are offered to Lender in immediately available funds in the London Interbank Market, as quoted in the Money Rates section of The Wall Street Journal as effective for contracts entered into on the first day of the applicable Interest Period, divided by (ii) 1.00 minus any applicable Reserve Requirement for such Interest Period required by Regulation D (expressed as a decimal).

                  "Alternate Rate" means the variable rate of interest equal to the Base Rate plus or minus the Alternate Rate Spread. The Alternate Rate shall fluctuate as and when the Base Rate changes.

                  "Alternate Rate Spread" means, the positive or negative difference, stated as a percentage, between (i) the Eurodollar Rate as of the last day on which interest on this Note accrues at the Eurodollar Rate and (ii) the Base Rate as of such day. For example, if on such date the Eurodollar Rate is 6.75% and the Base Rate is 6.25%, then the Alternate Rate Spread shall be +0.50% or, if on such date the Base Rate is 7.50%, then the Alternate Rate Spread shall be -0.75%.

                  "Applicable Eurodollar Rate Spread" means one and six-tenths percent (1.6%), provided that if any time during the term of this Note the collected balance of the Deposit Account is less than $500,000.00, the Applicable Eurodollar Rate Spread will increase to one and three-quarters percent (1.75%).

                  "Base Rate" shall mean the per annum rate of interest periodically designated and announced to the public by Lender as its "Base Rate". The Base Rate is not necessarily the lowest rate charged by Lender.

                  "Business Day" shall mean a day which is not a public holiday and on which banks in Atlanta, Georgia, are customarily open for business.

                  "Default Rate" shall mean a per annum rate of interest equal to two percentage points (2%) in excess of the rate of interest otherwise applicable hereunder on the date the Default Rate takes effect.

                  "Deposit Account" means collectively each demand deposit account or time account established and maintained by Borrower with Lender during the term of thisNote.

                  "Eurodollar Rate" shall mean the rate per annum equal to Adjusted LIBOR plus the Applicable Eurodollar Rate Spread. Each component of the Eurodollar Rate (i.e., Adjusted LIBOR and the Applicable Eurodollar Rate Spread) will be determined by Lender on the first day of each Interest Period.

                  "Interest Period" shall mean each successive period of one (1) Month following the date of this Note, provided that (i) no Interest Period may extend beyond the Maturity Date and (ii) if any such Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such Interest Period beyond the maturity of this Note, in which event such Interest Period shall end on the immediately preceding Business Day.

                  "Month" shall mean, with respect to an Interest Period, the interval commencing on a Monthly Payment Date and ending on the day before the next Monthly Payment Date, inclusive; provided that the first Month of the initial Interest Period shall commence on the date of this Note and end on the day before the first Monthly Payment Date.

                  "Monthly Payment Date" means the day on which the monthly installment of interest or principal is due hereunder.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

                  "Reserve Requirement" shall mean with respect to any Interest Period, the weighted average during such Interest Period of the maximum aggregate reserve requirement (including all basic, supplemental, marginal, and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during the Interest Period), if any, that is imposed under Regulation D and that is applicable to the class of banks of which Lender is a member on "eurocurrency liabilities," as that term is defined in Regulation D. Lender acknowledges that, as of the date hereof, the Reserve Requirement is zero, provided that the Reserve Requirement may increase from time to time during the term of this Note.

         3. Prepayment. Borrower may prepay the outstanding principal of this Note, or any part thereof, from time to time without penalty. Partial prepayments will be applied to principal installments coming due under this Note in their inverse order of maturity. Lender shall not be obligated to adjust any monthly payment due hereunder on account of any partial prepayment of principal. Amounts prepaid may not be reborrowed.

         4. Collection Costs. Lender shall be entitled to recover all costs of collecting, securing, or attempting to collect or secure this Note, or defending any action seeking the avoidance or rescission of any payment of or security for this Note, including, without limitation, court costs and reasonable attorneys' fees actually incurred, including attorneys' fees on any appeal by either Borrower or Lender.

         5. Loan Documents. The Note is secured by a Deed To Secure Debt, Assignment of Leases and Rents, and Security Agreement of even dated herewith from Borrower to Lender (the

"Security Instrument"), pursuant to which Borrower grants to Lender a first priority security title and interest in a parcel of real estate located in Fulton County, Georgia. This Note is guaranteed by Roberts Realty Investors, Inc., a Georgia corporation ("Guarantor"), pursuant to the terms and conditions of a Guaranty Agreement of even date herewith (the "Guaranty"). This Note is entitled to all of the benefits and security of the Security Instrument, the Guaranty, and all of documents executed by Borrower or Guarantor at any time with respect to the indebtedness evidenced by this Note (collectively, the "Loan Documents"), as the same might hereafter be amended, extended, supplemented, replaced, or restated pursuant to the applicable provisions thereof.

         6. Events of Default. The occurrence or existence of an Event of Default pursuant to, and as defined in, the Security Instrument, including, without limitation, Borrower's failure to pay any installment of principal or interest on this Note or any other sum due hereunder on the due date thereof, which failure continues beyond any cure period and notice requirement set forth in the Security Instrument, will constitute an event of default under this Note (an "Event of Default"). Lender, at its option, upon or at any time after the occurrence of an Event of Default, may (i) declare the then outstanding principal amount of this Note, together with all accrued interest thereon and all other agreed or permitted charges owing by Borrower hereunder, to be, and the same will thereupon become, immediately due and payable without notice to or demand upon Borrower, all of which Borrower hereby expressly waives, and (ii) pursue all rights and remedies available under the Loan Documents and at law or in equity. All rights and remedies of Lender under the terms of this Note and the other Loan Documents and applicable statutes or rules of law will be cumulative and may be exercised successively or concurrently.

         7. Usury. It is the intent of Borrower and Lender in the execution of this Note and all other Loan Documents to contract in strict compliance with the usury laws governing the loan evidenced by this Note. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract for the use, forbearance, or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws governing the loan evidenced by the Note. Borrower or any guarantor (including Guarantor), endorser, or other party now or hereafter becoming liable for the payment of the Note shall never be liable for unearned interest on the Note and shall never be required to pay interest on the Note at a rate in excess of the maximum interest that may be lawfully charged under the laws governing the loan evidenced by the Note, and the provisions of this paragraph shall control over all other provisions of the Note and any other instrument executed in connection herewith which may be in apparent conflict herewith. In the event any holder of the Note shall collect monies that are deemed to constitute interest and that would otherwise increase the effective interest rate on the Note to a rate in excess of that permitted to be charged by the laws governing the loan evidenced by the Note, all such sums deemed to constitute interest in excess of the legal rate shall be applied to the unpaid principal balance of the Note and if in excess of such balance, shall be immediately returned to the Borrower upon such determination. All sums paid or agreed to be paid for the use, forbearance or detention of money payable under this Note shall, to the extent allowed by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note.

         8. Time of Essence. Time is of the essence with respect to this Note and the performance of all obligations contained herein.

         9. Waiver. Borrower hereby waives, to the fullest extent permitted by applicable law, (i) all rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof, (ii) demand, presentment, protest, notice of dishonor, notice of non-payment, diligence in collection, and all other requirements necessary to charge or hold the Borrower liable on any obligations hereunder, and (iii) any further receipt for or acknowledgment of any collateral now or hereafter deposited by Borrower as security for the obligations hereunder.

         10. Binding Effect. Lender will not by any act, delay, omission, or otherwise be deemed to have waived any of its rights or remedies under this Note or the other Loan Documents, and no waiver of any kind will be valid unless in writing and signed by Lender. The provisions of this Note will be construed without regard to the party responsible for the drafting and preparation hereof. Any provision in this Note that might be unenforceable or invalid under any law will be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof. This Note and the obligations of Borrower hereunder shall be binding upon and enforceable against Borrower and its successors and assigns and will inure to the benefit of Lender and its successors and assigns, including any subsequent holder of this Note. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute, or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

         11. Document Protocols. This Note is governed by the Document Protocols set forth in Article Eight of the Security Instrument, which Document Protocols are incorporated by reference into this Note as if fully set forth herein.






            [THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, Borrower has executed this Note on the day and year first above written, with the intention that this Note to take effect as an instrument under seal.


                              ROBERTS PROPERTIES RESIDENTIAL, L.P.,
                              a Georgia limited partnership

                              By:      Roberts Realty Investors, Inc.,
                                       a Georgia corporation
                                       Its General Partner


                                       By:      /s/ Charles R. Elliott
                                          --------------------------------------
                                       Name:     Charles R. Elliott
                                       Title:    Secretary and Treasurer



                                                         [Affix corporate seal]